Document Security Systems, Inc. Reports Second Quarter 2011 Financial Results

ROCHESTER, NY—August 15, 2011 — Document Security Systems, Inc. (NYSE Amex: DSS; "DSS"), a world-wide developer and manufacturer of security and authentication solutions which prevent counterfeiting and brand fraud, reported results for the second quarter ended June 30, 2011.   Management will host a teleconference and web cast today at 4:15 pm ET to discuss the results with the investment community:

Time:  4:15 p.m. Eastern Time

Date:  Monday, August 15th, 2011

Investor Dial-in (Toll Free):  877-407-9210

Investor Dial-In (International):  201-689-8049

Live Web Cast URL:  http://www.investorcalendar.com/IC/CEPage.asp?ID=165625

A replay of the teleconference will be available until August 29, 2011, which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally.  Please enter account #286 and conference ID #377482 to access the replay.  The webcast will be available for replay within the Investor Relations “Events & Presentations” section of the DSS home page located at www.DSSsecure.com.

Second Quarter 2011 Highlights

▪	Sales of $2.9 million up 7% from first quarter of 2011, down 14% from the second quarter 2010.
▪	Gross margin percentage of 28% up from 26% in the second quarter of 2010.
▪
Operating expenses increased 13% from the first quarter of 2011, up 8% from the second quarter 2010. The bulk of this increase was due to an increase in sales and marketing related expenses, the acquisition of a cloud computing company called Extradev, Inc. and a major re-branding project the company recently completed.

▪	Net loss of $1,112,000, an increase of 12% from the second quarter of 2010.
▪	Net loss per share of $(0.06), flat with the net loss per share in the second quarter of 2010.

First Half 2011 Highlights

▪	Sales of $5.6 million down 9% from the first half of 2010.
▪	Gross profit up 1% from the first half of 2010.
▪	Gross margin percentage of 31% up from 28% in the first half of 2010.
▪	Operating expenses decreased 5% from the first half of 2010.
▪	Net loss of $1,510,000, a decrease of 29% from the first half of 2010 loss.
▪	Net loss per share of $(0.08) compared to $(0.12) in the first half of 2010.

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Patrick White, DSS’s CEO, stated: “ Unfortunately, the positive 2nd quarter results from four of our five operating divisions were overshadowed by the continuing struggles in our non-core commercial printing unit, and expense increases from a front loading of sales and marketing costs and costs associated with our successful re-branding project we completed during the quarter..  We are excited about the solid financial performances of our core business divisions, (security licensing and printing, plastics, packaging and digital) achieved during the quarter.
It is important to note that Management is weighing certain options for the non-core commercial printing component of our business.

Furthermore, during the second quarter we formed our new Digital Division based on our acquisition of ExtraDev, Inc. which joined DSS in the second quarter.   This new group adds an exciting new business line to our Company as it provides a delivery system for our various digital security products.  Our targeted sales and marketing efforts, including the launch during the second quarter of our new marketing identity, logo and website, has allowed DSS to make inroads with potentially significant customers, as well as increased our recognition in the industry.  The opportunities that exist for our security products continue to be immense, and we are confident that we are very well positioned to capitalize on the opportunities.”

About DSS (Document Security Systems, Inc.)
DSS is comprised of four core operating groups, DSS Plastics Group, DSS Secure Printing Group, DSS Packaging Group and DSS Digital Group.  Through these divisions, DSS provides counterfeit prevention and comprehensive brand and digital information protection solutions to corporations, governments, and financial institutions around the world. DSS develops and manufactures products and services containing patented and patent pending optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners and copiers in the market.

The Company owns numerous patented and patent-pending technologies and products.  DSS uses its covert and overt technologies to protect a wide range of documents including, but not limited to, consumer packaging, vital records, ID Cards/RFID, smart cards, passports, gift certificates, checks and coupons.  The Company also protects digital information via secure cloud computing and disaster recovery services.  Furthermore, DSS uses its extensive knowledgebase to provide comprehensive brand protection solutions to its customers. From risk analysis and vulnerability assessment, to systems integration and monitoring, DSS offers the advanced tools and knowledgebase needed to protect the world’s most valuable and at-risk brands. DSS’s customized solutions are designed to protect against product diversion, counterfeit, and other costly and damaging occurrences. In addition, DSS offers commercial printing services.
For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

BPC Financial Marketing
John Baldissera
800-368-1217
Email: ir@documentsecurity.com

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Safe Harbor Statement
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	% change	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	% change	Three Months Ended March 31, 2011	% change
Revenue
Printing	$789,000	$1,172,000	-33%	$1,511,000	$2,432,000	-38%	$722,000	9%
Packaging	1,183,000	1,330,000	-11%	2,220,000	2,071,000	7%	1,036,000	14%
Plastic IDs and cards	637,000	656,000	-3%	1,330,000	1,258,000	6%	693,000	-8%
Licensing and digital solutions	266,000	168,000	58%	500,000	340,000	47%	234,000	14%
Total Revenue	2,875,000	3,326,000	-14%	5,561,000	6,101,000	-9%	2,685,000	7%

Costs of revenue
Printing	$754,000	$1,004,000	-25%	$1,384,000	$1,956,000	-29%	$631,000	19%
Packaging	920,000	1,058,000	-13%	1,638,000	1,617,000	1%	718,000	28%
Plastic IDs and cards	375,000	386,000	-3%	777,000	798,000	-3%	402,000	-7%
Licensing and digital solutions	19,000	-	100%	19,000	5,000	280%	-	100%
Total cost of revenue	2,068,000	2,448,000	-16%	3,818,000	4,376,000	-13%	1,751,000

Gross profit
Printing	35,000	168,000	-79%	127,000	476,000	-73%	91,000	-62%
Packaging	263,000	272,000	-3%	582,000	454,000	28%	318,000	-17%
Plastic IDs and cards	262,000	270,000	-3%	553,000	460,000	20%	291,000	-10%
Licensing and digital solutions	247,000	168,000	47%	481,000	335,000	44%	234,000	6%
Total gross profit	807,000	878,000	-8%	1,743,000	1,725,000	1%	934,000	-14%

Operating Expenses
Sales, general and administrative compensation	843,000	859,000	-2%	1,604,000	1,691,000	-5%	759,000	11%
Professional Fees	163,000	133,000	23%	364,000	345,000	6%	200,000	-19%
Sales and marketing	162,000	57,000	184%	286,000	126,000	127%	124,000	31%
Research and development	74,000	67,000	10%	125,000	133,000	-6%	51,000	45%
Rent and utilities	188,000	166,000	13%	354,000	308,000	15%	166,000	13%
Other	231,000	163,000	42%	364,000	372,000	-2%	133,000	74%
	1,661,000	1,445,000	15%	3,097,000	2,975,000	4%	1,433,000	16%
Other Operating Expenses
Depreciation and software amortization	31,000	31,000	0%	63,000	62,000	2%	32,000	-3%
Stock based compensation	101,000	65,000	55%	202,000	205,000	-1%	101,000	0%
Amortization of intangibles	62,000	184,000	-66%	134,000	430,000	-69%	72,000	-14%
	194,000	280,000	-31%	399,000	697,000	-43%	205,000	-5%

Total Operating Expenses	1,855,000	1,725,000	8%	3,496,000	3,672,000	-5%	1,638,000	13%

Operating loss	(1,048,000)	(847,000)	24%	(1,753,000)	(1,947,000)	-10%	(704,000)	49%

Other income (expense):
Change in fair value of derivative liability	-	-	0%	361,000	-	100%	361,000	-100%
Interest expense	(59,000)	(84,000)	-30%	(109,000)	(150,000)	-27%	(50,000)	18%
Amortizaton of note discount	-	(41,000)	-100%	-	(82,000)	-100%	-	0%
Loss in equity investment	-	(20,000)	-100%	-	(72,000)	-100%	-	0%
Other income	-	-	0%	-	143,000	-100%	-	0%

Other income (expense), net	(59,000)	(145,000)	-59%	252,000	(161,000)	-257%	311,000

Loss before income taxes	(1,107,000)	(992,000)	12%	(1,501,000)	(2,108,000)	-29%	(392,000)

Income taxes	5,000	5,000	0%	9,000	9,000	0%	5,000

Net loss	$(1,112,000)	$(997,000)	12%	$(1,510,000)	$(2,117,000)	-29%	$(398,000)	179%
Net loss per share, basic and diluted	$(0.06)	$(0.06)	0%	$(0.08)	$(0.12)	-33%	$(0.02)	200%
Weighted average common shares outstanding, basic and diluted	19,420,780	17,769,726	9%	19,416,786	17,390,570	12%	19,413,232	0%

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DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Current assets:
Cash	$1,512,161	$4,086,574
Accounts receivable, net of allowance of $66,000 ($66,000- 2010)	1,523,261	2,227,877
Inventory	916,690	601,359
Prepaid expenses and other current assets	140,784	231,190
Total current assets	4,092,896	7,147,000

Equipment and leasehold improvements, net	2,415,495	2,543,494
Other assets	315,299	325,953
Goodwill	2,012,628	1,943,081
Other intangible assets, net	2,146,074	1,847,859

Total assets	$10,982,392	$13,807,387

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,286,391	$1,828,138
Accrued expenses and other current liabilities	657,029	1,312,363
Revolving lines of credit	504,081	614,833
Current portion of long-term debt	424,432	300,000
Current portion of capital lease obligations	94,618	88,776
Total current liabilities	2,966,551	4,144,110

Revolving note from related party	-	583,000
Long-term debt	1,953,810	1,578,242
Capital lease obligations	37,486	98,532
Deferred tax liability	99,253	89,779
Derivative liabilities	-	3,866,836
Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 19,420,780 shares issued and outstanding (19,391,319 in 2010)	388,415	387,825
Additional paid-in capital	48,163,003	44,178,569
Accumulated other comprehensive loss	(22,156)	(25,834)
Accumulated deficit	(42,603,970)	(41,093,672)
Total stockholders' equity	5,925,292	3,446,888
Total liabilities and stockholders' equity	$10,982,392	$13,807,387

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30,
(Unaudited)

	2011	2010
Cash flows from operating activities:
Net loss	$(1,510,298)	$(2,117,225)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	351,548	641,548
Stock based compensation	201,543	204,961
Amortization of note discount	-	81,464
Loss on equity investment	-	71,679
Change in fair value of derivative liability	(360,922)	-
(Increase) decrease in assets:
Accounts receivable	773,970	889,660
Inventory	(315,331)	201,010
Prepaid expenses and other assets	34,760	(17,923)
Increase (decrease) in liabilities:
Accounts payable	(610,132)	(424,409)
Accrued expenses and other current liabilities	(457,137)	140,594
Net cash used by operating activities	(1,891,997)	(328,641)

Cash flows from investing activities:
Purchase of equipment and leashold improvements	(4,509)	(85,400)
Purchase of other intangible assets	(24,472)	(43,137)
Acquisition of business	61,995	(2,272,405)
Net cash provided (used) by investing activities	33,014	(2,400,942)

Cash flows from financing activities:
Net borrowings on related party revolving line of credit	-	100,000
Net payments on revolving line of credit	(349,911)
Borrowings on long-term debt	-	1,500,000
Payments of long-term debt	(150,000)	(100,000)
Payments of capital lease obligations	(55,204)	(44,344)
Issuance of common stock, net of issuance costs	(160,315)	1,134,005

Net cash (used) provided by financing activities	(715,430)	2,589,661

Net decrease in cash	(2,574,413)	(139,922)
Cash beginning of period	4,086,574	448,895

Cash end of period	$1,512,161	$308,973

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